
                                  NSAR ITEM 77O

                       VK New York Quality Municipal Trust
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING              PURCHASED FROM    AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                               PURCHASED


         1             Virgin Island Public Financing      Paine Webber         2,000,000           0.569%             11/10/99
         2                  NY State Dorm-Courts           Paine Webber         2,000,000           0.690%             12/10/99
         3                  NY State Dorm-Courts           Paine Webber         2,000,000           0.729%             12/10/99



Underwriting Partipants:

Underwriting#1                Underwriting #2            Underwriting #3
------------------            ------------------         ---------------

Morgan Stanley                Bear Stearns               Bear Stearns
Roosevelt & Cross             Goldman Sachs              Goldman Sachs
                              Nations Bank               Nations Bank
                              Morgan Stanley             Morgan Stanley
                              Prudential                 Prudential
                              Advest                     Advest
                              MR Beal & Company          MR Beal & Company
                              First Albany               First Albany
                              Fleet                      Fleet
                              Lebenthal & Company        Lebenthal & Company
                              JP Morgan                  JP Morgan
                              PaineWebber                PaineWebber